                                Exhibit 23(h)(3)

                          Expense Limitation Agreement

                                   SCHEDULE A

                         TRANSAMERICA IDEX MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                  MARCH 1, 2007

This Agreement relates to the following Funds of the Company:

                                                       MAXIMUM OPERATING
                                                         EXPENSE LIMIT     EXPENSE
FUND NAME                                              EFFECTIVE THROUGH    LIMIT
---------                                              -----------------   -------
TA IDEX AllianceBernstein International Value          March 1, 2007        1.13%
TA IDEX American Century Large Company Value           March 1, 2007        None
TA IDEX Asset Allocation - Conservative Portfolio      March 1, 2007        0.45%
TA IDEX Asset Allocation - Growth Portfolio            March 1, 2007        0.45%
TA IDEX Asset Allocation - Moderate Growth Portfolio   March 1, 2007        0.45%
TA IDEX Asset Allocation - Moderate Portfolio          March 1, 2007        0.45%
TA IDEX Bjurman, Barry Micro Emerging Growth           March 1, 2007        1.25%
TA IDEX BlackRock Global Allocation                    March 1, 2007        1.00%
TA IDEX BlackRock Large Cap Value                      March 1, 2007        1.00%
TA IDEX Clarion Global Real Estate Securities          March 1, 2007        None
TA IDEX Evergreen Health Care                          March 1, 2007        None
TA IDEX Evergreen International Small Cap              March 1, 2007        1.32%
TA IDEX Federated Market Opportunity                   March 1, 2007        1.05%
TA IDEX J.P. Morgan Mid Cap Value                      March 1, 2007        1.05%
TA IDEX Jennison Growth                                March 1, 2007        None
TA IDEX JPMorgan International Bond                    March 1, 2007        0.75%
TA IDEX Legg Mason Partners All Cap                    March 1, 2007        1.20%
TA IDEX Legg Mason Partners Investors Value            March 1, 2007        None
TA IDEX Marsico Growth                                 March 1, 2007        None
TA IDEX Marsico International Growth                   March 1, 2007        1.31%
TA IDEX MFS International Equity                       March 1, 2007        None
TA IDEX Multi-Manager International Fund               March 1, 2007        0.45%
TA IDEX Neuberger Berman International                 March 1, 2007        1.25%
TA IDEX Oppenheimer Developing Markets                 March 1, 2007        1.45%
TA IDEX Oppenheimer Small- & Mid-Cap Value             March 1, 2007        1.15%
TA IDEX PIMCO Real Return TIPS                         March 1, 2007        None
TA IDEX PIMCO Total Return                             March 1, 2007        None
TA IDEX Protected Principal Stock                      March 1, 2007        1.90%
TA IDEX T. Rowe Price Small Cap                        March 1, 2007        1.35%
TA IDEX T. Rowe Price Tax-Efficient Growth             March 1, 2007        1.35%
TA IDEX Templeton Transamerica Global                  March 1, 2007        1.20%
TA IDEX Transamerica Balanced                          March 1, 2007        1.45%
TA IDEX Transamerica Convertible Securities            March 1, 2007        1.35%
TA IDEX Transamerica Equity                            March 1, 2007        1.17%
TA IDEX Transamerica Flexible Income                   March 1, 2007        1.50%
TA IDEX Transamerica Growth Opportunities              March 1, 2007        1.40%
TA IDEX Transamerica High-Yield Bond                   March 1, 2007        1.24%

TA IDEX Transamerica Money Market                      March 1, 2007        0.48%
TA IDEX Transamerica Science & Technology              March 1, 2007        1.18%
TA IDEX Transamerica Short-Term Bond                   March 1, 2007        0.85%
TA IDEX Transamerica Small/Mid Cap Value               March 1, 2007        1.40%
TA IDEX Transamerica Value Balanced                    March 1, 2007        1.20%
TA IDEX UBS Large Cap Value                            March 1, 2007        1.02%
TA IDEX Van Kampen Emerging Markets Debt               March 1, 2007        1.15%
TA IDEX Van Kampen Mid-Cap Growth                      March 1, 2007        1.00%
TA IDEX Van Kampen Small Company Growth                March 1, 2007        1.15%

                                   SCHEDULE B

                         TRANSAMERICA IDEX MUTUAL FUNDS
                     FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

                                    FUND NAME

TA IDEX Asset Allocation - Conservative Portfolio
TA IDEX Asset Allocation - Growth Portfolio
TA IDEX Asset Allocation - Moderate Growth Portfolio
TA IDEX Asset Allocation - Moderate Portfolio
TA IDEX Bjurman, Barry Micro Emerging Growth
TA IDEX BlackRock Large Cap Value
TA IDEX Evergreen International Small Cap
TA IDEX J.P. Morgan Mid Cap Value
TA IDEX Marsico International Growth
TA IDEX Multi-Manager International Fund
TA IDEX Oppenheimer Small-& Mid-Cap Value
TA IDEX Protected Principal Stock
TA IDEX Templeton Transamerica Global
TA IDEX Transamerica Balanced
TA IDEX Transamerica Convertible Securities
TA IDEX Transamerica Flexible Income
TA IDEX Transamerica Money Market
TA IDEX Transamerica Science & Technology
TA IDEX Transamerica Short-Term Bond
TA IDEX Transamerica Small/Mid Cap Value
TA IDEX UBS Large Cap Value
TA IDEX Van Kampen Emerging Markets Debt
TA IDEX Van Kampen Mid-Cap Growth
TA IDEX Van Kampen Small Company Growth